SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2) )
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                          Presidential Life Corporation
                 (Name of Registrant as Specified In Its Charter)

                          Presidential Life Corporation
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          PRESIDENTIAL LIFE CORPORATION
                                69 Lydecker Street
                              Nyack, New York 10960

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 24, 2000


         The Annual Meeting of Shareholders (the "Annual Meeting") of Presidential Life Corporation (the "Company") will be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 24, 2000, for the following purposes:

         1. To elect five (5) directors, each for a term of one year and until their respective successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify the Board of Directors'selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

         3. To transact such other business as properly may come before the Annual Meeting or any postponement or adjournment or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on April 12, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this Notice of Annual Meeting of Shareholders and the accompanying proxy materials will be mailed or delivered to shareholders commencing on or about April 19, 2000.

         Regardless of whether you expect to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it at your earliest convenience to the Company in the enclosed envelope. No postage need be affixed if the envelope is mailed in the United States. If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

                              By order of the Board of Directors

                              DONNA MONACELLI, Secretary

April 19, 2000

          PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SIGN AND RETURN YOUR PROXY CARD PROMPTLY. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

                          PRESIDENTIAL LIFE CORPORATION
                                69 Lydecker Street
                              Nyack, New York 10960

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the annual meeting of the Company's shareholders to be held at the offices of Presidential Life Insurance Company ("Insurance Company"), 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 24, 2000, or any postponement or adjournment or adjournments thereof (the "Annual Meeting"). The Company's principal executive offices are located at 69 Lydecker Street, Nyack, New York 10960. The Company's telephone number at that address is (914) 358-2300.

                               GENERAL INFORMATION

         The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of security that is entitled to vote at the Annual Meeting. The Board of Directors has fixed April 12, 2000 as the record date (the "Record Date") for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting. On April 12, 2000 there were 30,399,853 shares of Common Stock outstanding. It is expected that this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Company's Annual Report for the fiscal year ended December 31, 1999 (the "Annual Report") will first be mailed or delivered to shareholders commencing on or about April 19, 2000.

         Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting. The Company's Certificate of Incorporation does not authorize cumulative voting. A quorum of the shareholders is required at the Annual Meeting for the shareholders to take action effectively with respect to the proposals described in this Proxy Statement or to transact effectively any other business at the Annual Meeting. A quorum of the shareholders will be present at the Annual Meeting if the holders of at least a majority of the outstanding shares of the Common Stock are present either in person or by proxy. Therefore, shareholders are urged to complete and return the enclosed proxy card whether or not they are planning to attend the Annual Meeting.

         If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote FOR the proposal, vote AGAINST the proposal or ABSTAIN from voting with respect to the proposal. Assuming a quorum is present:
(i) the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act with respect to the election of directors; and (ii) the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes.
Abstentions and broker non-votes will not be counted, however, in the tabulations of votes cast on proposals presented to shareholders.

         A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, (a) the shares represented thereby will be voted FOR:
(i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and (b) the proxy will authorize the shares represented thereby to be voted upon such other business as properly may come before the Annual Meeting, as determined, with respect to any such event, by the persons named in the accompanying form of proxy in accordance with their best judgment.

         Each member of the Board of Directors has indicated that he intends to vote FOR: (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Director's selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

         If a quorum is not present at the time that the Annual Meeting is convened, or if for any other reason the Board of Directors believes that additional time should be allowed for the solicitation of proxies, the Company may postpone or adjourn the Annual Meeting with or without a vote of the shareholders. If the Company proposes to postpone or adjourn the Annual Meeting by a vote of the shareholders, the persons named in the accompanying form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such postponement or adjournment, as the case may be.

         Each proxy granted may be revoked by the person granting it at any time: (i) by giving written notice to such effect to the Secretary of the Company; (ii) by execution and delivery of a proxy bearing a later date or;
(iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy.
The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

         The Company will bear the cost of the Annual Meeting and the cost of soliciting these proxies, including the cost of preparing, printing, handling and mailing the proxy materials. The Company will request brokerage houses, banking institutions and other custodians, nominees and fiduciaries to forward the proxy materials to beneficial owners of the shares of Common Stock and will reimburse them for their reasonable expenses incurred in connection therewith.

         In addition to solicitation by mail, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile, in person or otherwise. These persons will receive no extra compensation for such services.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a Proxy from any person in any jurisdiction with respect to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information as of March 16, 2000 as to the ownership of Common Stock by:  (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees for election as director and executive officers of the Company as a group:

                           Number of Shares             Percent of
                           of Common Stock              Common Stock
Five Percent Shareholders  Beneficially Owned<F1><F2>   Beneficially Owned<F1>


Herbert Kurz<F3><F4>               7,910,204               26.0%

I.G. Investment
Management, Ltd.<F8>               2,156,460                7.1%

Franklin Resources, Inc.<F9>       1,560,466                5.1%

Dimensional Fund Advisors,
Inc.<F10>                          1,521,865                5.0%

T. Rowe Price Associates,
Inc.<F11>                          1,283,700                4.2%

Directors (including nominees),
Executive Officers, and all
Directors (including
nominees) and Executive Officers
as a Group

Peter A. Cohen                       190,000                <F6>

Jules Kroll<F5>                      354,049                1.2%

Herbert Kurz<F4>                   7,910,204               26.0%

Lawrence Rivkin<F7>                   94,380                <F6>

Morton B. Silberman                   31,200                <F6>

Michael V. Oporto                     21,412                <F6>

Donald Barnes                          9,825                <F6>

Jerrold Scher                          6,257                <F6>

All Directors (including nominees)
and Executive Officers as a group
(eight persons)<F4><F5><F7>        8,617,327               28.3%


<F1>  Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

<F2>  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.


<F3>  The address for Mr. Kurz is c/o Presidential Life Corporation,
      69 Lydecker Street, Nyack, New York 10960.

<F4>  Excludes 112,164 shares of Common Stock beneficially held by Mr. Kurz's wife. Mr. Kurz disclaims beneficial ownership of the shares held by his wife.

<F5>  Excludes 1,000 shares of Common Stock beneficially held by each of Mr.
      Kroll's four children (an aggregate of 4,000 shares). Mr. Kroll disclaims beneficial ownership of the shares held by his four children.

<F6>  Less than one percent.

<F7>  Excludes 3,015 shares of Common Stock beneficially held by Mr. Rivkin's wife. Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.

<F8>  The address for I.G. Investment Management, Ltd. ("IG") is One Canada
      Centre, 447 Portage Avenue, Winnipeg, Canada. Information as to holdings of IG is based upon public information available to the Company through NASDAQ.

<F9>  The address for Franklin Resources, Inc. ("Franklin") is 777 Mariners
      Island Boulevard, San Mateo, California 94404. Information as to holdings of Franklin is based upon Schedule 13G filed with the Securities and Exchange Commission on January 12, 2000. This
      schedule indicates that as of January 12, 2000, Franklin owned 1,362,866 shares with sole voting power and 1,560,466 shares with sole dispositive power.

<F10> The address for Dimensional Fund Advisors, Inc. ("Dimensional") is 1299
      Ocean Avenue, Santa Monica, California 90401-1038. Information as to holdings of Dimensional is based upon public information available to the Company through NASDAQ.

<F11> The address for T. Rowe Price Associates, Inc. ("T. Rowe Price") is 100
      East Pratt Street, Baltimore, Maryland 21202. Information as to holdings of T. Rowe Price is based upon public information available to the Company through NASDAQ.
________________



                         DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the Company's directors, executive officers and nominees for election to the Board of Directors.

Name                       Age             Position held with the Company


Herbert Kurz               80              Director and President of the
                                           Company and Chairman of the
                                           Board of Directors and
                                           President of the Insurance
                                           Company

Michael V. Oporto          40              Chief Financial Officer and
                                           Treasurer of the Insurance
                                           Company

Donald Barnes              56              Executive Vice President of
                                           the Insurance Company

Jerrold Scher              58              Senior Vice President and Chief
                                           Actuary of the Insurance Company

Peter A. Cohen<F1><F2>     53              Director

Jules Kroll<F1>            59              Director

Lawrence Rivkin<F1><F2>    78              Director

Morton B. Silberman<F2>    77              Director
__________________

<F1>   Member of Audit Committee
<F2>   Member of Compensation Committee

         Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Executive officers are appointed by, and serve at the discretion of, the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified.

         During the fiscal year ended December 31, 1999, there were four meetings of the Board of Directors. During the fiscal year ended December 31, 1999, each director attended at least 75% of the meetings of the Board of Directors held during the period that he served as a director.

         Audit Committee. The Company's Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are to be elected by the Board of Directors for a term of one year, beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and audit results with both the Company's management and the independent auditors and approves non-audit services to be performed by the auditors and related fees. The Audit Committee is also responsible for monitoring the independence of the Company's independent auditors. In February 2000, the Board adopted a charter of the Audit Committee of the Board of Directors.
A copy of the charter is attached to this Proxy Statement. During the year ended December 31, 1999, the Audit Committee had four meetings.

         Compensation Committee. The Compensation Committee was created in May 1996, with responsibility for reviewing and advising the Board with respect to executive compensation affecting corporate officers subject to Section 162(m) of the Internal Revenue Code and such other executives as the Company's management may deem appropriate. The Committee also has responsibility for administration of the 1996 Stock Incentive Plan and compensation intended as performance-based compensation under the Code. The Committee also has the responsibility to fix all salaries, grant all stock options and approve all employment agreements for executives who are, or are expected to become, subject to Section 162(m). The Committee, which consists of Messrs. Silberman (Chairman), Cohen and Rivkin held three meetings in fiscal 1999. See "Compensation Committee Interlocks and Insider Participation" on page 12.

         Certain information regarding the business experience and other directorships of each of the persons named in the table on the preceding page of this Proxy Statement is as follows:

         Herbert Kurz has been a director of the Company since February 24, 1969. Mr. Kurz also has served as President of the Company and Chairman of the board of directors of the Insurance Company, the wholly-owned subsidiary of the Company through which the Company conducts its insurance and annuity business, for more than the past five years. Since February 22, 1995, Mr. Kurz has served as President of the Insurance Company.

         Michael V. Oporto has served as Chief Financial Officer of the Insurance Company since May 4, 1993 and as Treasurer of the Insurance Company since 1994. Prior to that, Mr. Oporto served as a senior audit manager for Deloitte & Touche LLP for more than the past five years. Mr. Oporto currently serves as a director of the Insurance Company.

         Donald L. Barnes has served as Executive Vice President of the Insurance Company since February, 2000. Prior to that, Mr. Barnes served as Senior Vice President of the Insurance Company since November, 1995. Prior to that, Mr. Barnes served as President of Franklin United Life Insurance Company for more than five years. Mr. Barnes currently serves as a director of the Insurance Company.

         Jerrold Scher has served as Chief Actuary of the Insurance Company since February, 2000. For the ten years prior to 2000, Mr. Scher served as Senior Vice President of the Insurance Company. Mr. Scher currently serves as a director of the Insurance Company.

         Peter A. Cohen has been a director of the Company since May 27, 1992. Mr. Cohen currently is the owner of Ramius Capital Group, a private investment firm. From November, 1992 until May, 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation ("Republic"), as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic's wholly-owned subsidiary, Republic New York Securities Corporation. Commencing in February, 1990 and prior to his joining Republic in November, 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From March, 1984 until February, 1990, Mr. Cohen was Chairman of the board of directors and Chief Executive Officer of Shearson Lehman Hutton Inc., a subsidiary of American

Express Company. In addition to serving on the Board of Directors of the Company, Mr. Cohen serves as a director of Telecom Italier SpA, GRC International and is a trustee of Mt. Sinai Hospital and the Ohio State University Foundation.

         Jules Kroll has been a director of the Company since November 30, 1988. Mr. Kroll is Chairman and Chief Executive Officer of Kroll-O'Gara Company, a risk mitigation company. Mr. Kroll was Chairman of Kroll Associates, Inc., a private investigative services company. He held that\ position since December 1, 1991. Since 1972 he was President and Chief Executive Officer of Kroll Associates, Inc. He is also a member of the Board of Directors of United Auto Group, Inc., a company engaged in acquiring, consolidating and operating franchised automobile and light truck dealerships. In addition to serving on the Board of Directors of the Company, Mr. Kroll is a member of the Board of Trustees of Cornell University, of the Board of Visitors of the Georgetown Law Center and of the Board of Regents of Georgetown University.

         Lawrence Rivkin has been a director of the Company since May 25, 1988. Mr. Rivkin has served of counsel to and been a partner in the law firm of Goldfarb & Fleece for more than the past five years.

         Morton B. Silberman has been a director of the Company since May 27, 1987. Mr. Silberman has served as counsel to the law firm of Clark, Gagliardi and Miller for more than the past five years.

         There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Certain Relationships and Related Transactions

Purchases of Annuity Contracts and Life Insurance Policies

         From time to time in the ordinary course of business, certain of the Company's directors and executive officers have purchased, and may in the future purchase, annuity contracts or life insurance policies from the Insurance Company. Such transactions in the past have been, and will in the future be, on terms no less favorable to the Insurance Company than those that could be obtained from unaffiliated third parties. In that regard, since January 1, 1997, directors and executive officers, have engaged in the following transactions with the Insurance Company: Herbert Kurz, the President and a director of the Company, purchased annuity contracts for
 $0, $0 and $200,000 during the fiscal years ended December 31, 1999, 1998 and 1997, respectively.

Investments

         The Insurance Company is a limited partner in Ramius Halifax Partners, L.P. a partnership in which Peter Cohen, a director of the Company, is a principal. As of December 31, 1999 the Insurance Company's aggregate investment in such partnership was approximately $5,600,000. Management believes that this investment was made on the same terms available to all investors and similar terms that could be obtained from unaffiliated partnerships.

                          COMPENSATION OF DIRECTORS AND
                                EXECUTIVE OFFICERS

Director Compensation

         Directors of the Company received an annual retainer of $12,000, a fee of $500 for each Board of Directors meeting attended, a fee of $1,500 for each special meeting attended and a fee of $500 for each meeting of a Committee of the Board of Directors attended. In addition, Directors were reimbursed for their travel expenses to and from such meetings.

Executive Compensation

         The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 1999, (i) the President (who is the individual acting in the capacity as the Company's chief executive officer) and (ii) the other four most highly compensated executive officers of the Company (the "Executive Officers").


                            SUMMARY COMPENSATION TABLE

                                                        Long Term
                                   Annual Compensation  Compensation
                                                                      All
Name and                                                              Other
Principal                 Fiscal                                      Compen-
Position                  Year     Salary($)  Bonus($)  Options(#)    sation<F1>


Herbert Kurz              1999     $565,434   $1,000        -0-       $96,128
President                 1998      554,228    1,000        -0-        90,926
                          1997      542,429    1,000        -0-        86,427

Shirley P. Jordan<F2>     1999      291,850   10,000      2,500         4,278
Executive Vice            1998      303,349    1,000      5,000         3,866
President of              1997      293,160    4,000      4,200         3,765
the Insurance
Company

Jerrold Scher             1999      179,240   11,000      5,000         2,903
Senior Vice President     1998      170,923    1,000      5,000         2,536
of the Insurance Company  1997      152,827    1,000      4,200         2,458

Michael V. Oporto         1999      177,075   16,000      5,000         2,784
Treasurer of the          1998      162,462    1,000      7,500         2,526
Insurance Company         1997      147,826    5,000      3,200         2,492

Donald L. Barnes          1999      162,794   10,000      5,000         2,624
Executive Vice President  1998      152,338    1,000      7,500         2,368
of the Insurance Company  1997      143,180    1,000      5,200         2,257
_________________

<F1>  All Other Compensation represents: (a) the Company's payment of premiums with respect to term life insurance policies for the Executive Officers, plus (b) with respect to Mr. Kurz, directors fees of $12,000 in 1999, 1998 and 1997, (c) matching contributions by the Company under the Employee Savings Plan, which permits salaried employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Internal Revenue Code, of $1,600 for each of Mr. Kurz, Ms. Jordan, Mr. Oporto and Mr. Scher, $1,533 for Mr. Barnes during fiscal 1999 and $1,600 for each of Mr. Kurz and Ms. Jordan, $1,538 for Mr. Scher, $1,528 for Mr. Oporto and $1,442 for Mr. Barnes during fiscal 1998 and $1,500 for each of Mr. Kurz, Ms. Jordan and Mr. Oporto, $1,484 for Mr. Scher and $1,350 for Mr. Barnes during fiscal 1997.

<F2>  Until her retirement from all positions with the Insurance
      Company as of November 1, 1999, Shirley P. Jordan had served as Executive Vice President of the Insurance Company since 1994, Chief Investment Officer for the Insurance Company since June 1998 and a Director of the Insurance Company since 1985.
_________________


                             OPTION TABLES

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning options/SARs granted during 1999 to the named executives:

                            Individual Grants
                                                                 Potential
                                                                 Realizable
                                                                 Value at
                                                                 Assumed
                                 % of Total                      Annual Rates
                   Number of     Options/SARs                    of Stock Price
                   Securities    Granted to   Exercise           Appreciation
                   Underlying    Employees    or Base    Expir-  for Option
                   Options/SARs  in Fiscal    Price      ation   Term
Name               Granted       Year         ($/Share)  Date    5%       10%


Herbert Kurz           0         0.00%          0.00           0       0       0
Shirley P.
  Jordan           2,500         3.37%        17.188  10/01/2004  11,872  26,233
Michael V.
  Oporto           5,000         6.73%        17.188  10/01/2004  23,743  52,466
Donald L.
  Barnes           5,000         6.73%        17.188  10/01/2004  23,743  52,466
Jerrold Scher      5,000         6.73%        17.188  10/01/2004  23,743  52,466
_________________


Aggregated Options/SAR Exercised in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table summarizes options and SARs exercised during 1999 and presents the value of unexercised options and SARs held by the named executives at fiscal year-end:

                                                Number of
                                                Securities        Value of
                                                Underlying        Unexercised
                                                Unexercised       In-the-Money
                                                Options/SARs      Options/SARs
                                                At Fiscal         at Fiscal
                 Shares                         Year-End(#)       Year-End ($)
                 Acquired         Value         Exercisable(E)/   Exercisable(E)
Name             on Exercise(#)   Realized($)   Unexercisable(U)  Unexercisable
                                                                  (U)<F1>


Herbert Kurz            0              0              0                  0
Shirley P. Jordan       0              0          9,350 (E)         52,763 (E)
Shirley P. Jordan       0              0         10,350 (U)         21,606 (U)
Michael V. Oporto       0              0          9,100 (E)         49,661 (E)
Michael V. Oporto       0              0         14,100 (U)         23,958 (U)
Donald L. Barnes        0              0          8,225 (E)         33,372 (E)
Donald L. Barnes        0              0         14,475 (U)         18,528 (U)
Jerrold Scher           0              0          4,100 (E)          7,153 (E)
Jerrold Scher           0              0         11,100 (U)          9,372 (U)
_________________

<F1>   Represents the difference between the exercise price of the options and $18.375 which represents the closing price of the Company's Common Stock on December 31, 1999.

                            PENSION PLAN TABLE

         The following table shows the estimated annual retirement benefits payable to participants, including the Executive Officers, in the earnings and years-of-credit classifications indicated, under the Company's retirement plan, which covers all salaried employees who have attained the age of 21 and completed at least one year of service. The table assumes that benefits will be paid based on an immediate annuity and are not subject to any deduction for Social Security or other offset amounts.

                   Benefits for Years of Credited Service Indicated

Remuneration      15          20           25          30          35


$125,000        37,875      50,500       63,125      75,750      83,325
$150,000        45,450      60,600       75,750      90,900      99,990
$175,000        45,450      60,600       75,750      90,900      99,990
$200,000        45,450      60,600       75,750      90,900      99,990
$225,000        45,450      60,600       75,750      90,900      99,990
$250,000        45,450      60,600       75,750      90,900      99,990
$300,000        45,450      60,600       75,750      90,900      99,990
$400,000        45,450      60,600       75,750      90,900      99,990
$450,000        45,450      60,600       75,750      90,900      99,990
$500,000        45,450      60,600       75,750      90,900      99,990


         Covered compensation includes all taxable compensation (excluding bonuses and commissions), subject to the maximum benefit limitations set forth in Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The calculation of retirement benefits under the plan is 66-2/3% of the average monthly compensation reduced 1/33 for years of service less than 33. Average monthly compensation is calculated based upon the five consecutive years which produce the highest monthly average unless an employee's years of service is less than five, in which case, average monthly compensation is based on the actual consecutive years of service.

         The credited years of service for Mr. Oporto, Mr. Barnes and Mr. Scher as of March 1, 2000 are 6, 4 and 11 respectively. Mr. Kurz's participation in the plan terminated as of the end of fiscal year 1990 and he received a distribution of his accrued benefit under the plan of $1,108,465 (reflecting 25 years of service) on April 9, 1991.

Board of Directors' Report on Executive Compensation

         Decisions with respect to the granting of awards pursuant to the 1996 Stock Incentive Plan and compensation of the Executive Officers who are, or are expected to become, subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee of the Board of Directors.

         Set forth below is a report of the Board of Directors which addresses the Company's compensation policies for fiscal 1999 as they apply to the Company's executives, including the Executive Officers.

                         Overview and Philosophy

         The Company maintains a philosophy that executive compensation levels should be competitive and consistent with life insurance and annuity industry standards to enable the Company to attract and retain qualified executives who are critical to the Company's success. The Company believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for shareholders and the realization of the Company's short- and long-term strategic goals. Qualitative objectives considered by the Company include the individual executive officer's (1) contribution to the Company's performance, (2) responsibilities, (3) revenue and cost containment initiatives, (4) time commitment and (5) the President's views concerning such executive's performance. The Company considers all such measurement factors, equally weighted, in its annual salary reviews. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's core insurance and annuity businesses.

                              Base Salaries

         The Company's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Company compares compensation levels paid by life insurance and annuity companies that compete in the Company's primary lines of business. Such compensation information is obtained from various publicly available sources. Generally, management believes that the Company's compensation levels are slightly below those in the self-selected group of life insurance and annuity companies, however the Company believes that they are competitive.

         In addition, the Company believes that compensation should be meaningfully related to the value created by individual executive officers for the shareholders. Accordingly, the Board of Directors considers the quality of an individual executive's contribution to the Company's overall profitability and success, as measured by its net income, statutory capital and surplus, cash flow and the overall growth in the value of the Company, in determining the executive's salary. The Board of Directors or, in the case of Executive Officers who are or may become subject to Section 162(m) of the Internal Revenue Code, the Compensation Committee of the Board of Directors, reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. In fiscal 1999, salary increases were granted to executive officers based on the foregoing factors.

                            Other Compensation

         The Company believes that stock ownership by key employees provides valuable performance incentives and is beneficial in aligning management and shareholder interests. The size of individual stock and stock option grants is related to the level of responsibility of the individual executive and the quality of an individual executive's contribution to the Company's performance. During fiscal 1999, the Company granted stock-based incentive compensation based on the foregoing factors. The Company also may consider, to the extent warranted by the Company's performance at the end of the year, the grant of incentive bonuses and special bonuses. In fiscal 1999, the Company awarded incentive bonuses in the aggregate amount of $100,000 based on the Company's net statutory income. Such bonuses were paid in equal amounts to all salaried employees, including the Executive Officers.

           Compensation of Herbert Kurz, Chairman and President

         Compensation of Herbert Kurz, Chairman and President of the Company and the Insurance Company, is established using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report. In fiscal 1999, a salary increase was granted to Mr. Kurz based on the factors discussed at the beginning of this report.

               Section 162(m) of the Internal Revenue Code

         The new Section 162(m) of the Code limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company concurrently expects that all compensation payable to executive officers during 1999 will be deductible by the Company for federal income tax purposes. The Company's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                 Benefits

         The Company provides medical, life insurance and pension benefits to the Executive Officers that generally are available to all Company employees.

                        Incorporation by Reference

         The Board of Directors' Report on Executive Compensation shall not: (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

         Matters concerning executive compensation in fiscal 1999 were considered by the Compensation Committee. Herbert Kurz participated in deliberations of the Compensation Committee during the last fiscal year concerning executive officer compensation, but he abstained from discussions and votes regarding his own compensation and individual stock and stock option grants to employees of the Company.

Comparative Performance by the Company

         The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of: (i) a broad equity market index; and (ii) a published industry index or peer group. The following graph compares the Common Stock with: (i) the S&P 500 Index; and (ii) the S&P Life Insurance Index and assumes an investment of $100 on December 31, 1994 in each of the Common Stock, the stocks comprising the S&P 500 Index and the stocks comprising the S&P Life Insurance Index, assuming the reinvestment of dividends.


COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG PRESIDENTIAL LIFE
CORPORATION, S&P 500 INDEX AND S&P LIFE INSURANCE INDEX

Measurement Period         Presidential Life     S&P           S&P
(Fiscal Year Covered)      Corporation           500 Index     Insurance Index


Measurement Pt-12/31/94       $100               $100             $100

FYE 12/31/95                   190.27             137.58           143.60
FYE 12/31/96                   235.54             169.17           175.46
FYE 12/31/97                   400.17             225.60           219.42
FYE 12/31/98                   398.85             290.08           231.64
FYE 12/31/99                   375.76             351.11           199.19


         The preceding graph shall not: (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

             PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                          ELECTION OF DIRECTORS
                      (Proposal 1 on the Proxy Card)

Nominees

         The Amended and Restated By-Laws provide that the Board of Directors is to consist of not less than five (5) and not more than nineteen (19) members, with the actual number to be set from time to time by a majority of the Board of Directors. The Board of Directors has fixed the number of directors at five.

         At the Annual Meeting, five (5) persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are duly elected and qualified. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the five (5) persons named below, each of whom has been nominated by the
Board of Directors for election to the Board of Directors.   The five (5)
nominees named below are presently serving as directors of the Company and were elected by the shareholders of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees. Information concerning each of the nominees is set forth in this Proxy Statement under the heading "Directors and Executive Officers." Each of the nominees has indicated that he is able and willing to serve as a director. In the event that any of such persons is unable or unwilling to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power both to vote for a substitute and to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable or unwilling to continue to serve as a director, if elected. The election of directors requires the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

                    Nominees to the Board of Directors

                              Peter A. Cohen
                               Jules Kroll
                               Herbert Kurz
                             Lawrence Rivkin
                           Morton B. Silberman


The Board of Directors recommends a vote FOR the election of the above-named nominees.

                    SELECTION OF INDEPENDENT AUDITORS
                      (Proposal 2 on the Proxy Card)

         The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of Deloitte & Touche LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 2000. Deloitte & Touche LLP has served as the independent auditors for the Company since
December 11, 1992. Deloitte & Touche LLP does not have any direct financial interest or any material indirect financial interest in the Company. Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         During the two most recent fiscal years, the Company has not consulted with Deloitte & Touche LLP regarding the subject matter of a disagreement or a reportable event on the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the period from December 31, 1988 through December 31, 1999.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

           SHAREHOLDERS' PROPOSALS FOR THE 2001 ANNUAL MEETING

         A shareholder who desires to include a proposal in the proxy material relating to the 2001 annual meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 21, 2000, for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal also must meet the other requirements of the Securities and Exchange Commission (the "SEC") relating to shareholder proposals required to be included in the Company's proxy statement.

                              OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

         The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained therein (the "1999 Form 10-K"). Copies of any exhibits to the 1999 Form 10-K also will be furnished to any such shareholder upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Presidential Life Corporation (attention Secretary), 69 Lydecker Street, Nyack, New York 10960.

                                       By Order of the Board of Directors

                                       Donna Monacelli,
                                       Secretary

April 19, 2000

                                 APPENDIX A

                        PRESIDENTIAL LIFE CORPORATION
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This charter specifies the scope of the Audit Committee's responsibilities, and how it carries out those responsibilities, including structure, processes, and membership requirements. The Audit Committee shall review and reassess the adequacy of this charter annually. The adoption of this charter by the Board of Directors shall be disclosed in the annual proxy statement. A copy of the charter shall be included as an appendix to the Proxy Statement at least Triennially and in the next annual proxy statement following any significant amendment.

STRUCTURE AND MEMBERSHIP REQUIREMENTS:

     The Audit Committee is an extension of the Board of Directors established to assist the Board in carrying out their responsibilities as they relate to the organization's accounting policies, internal control, and financial reporting practices. The Audit Committee reports directly to the Board of Directors and will consist of at least three members. All members will be outside, independent, financially literate directors and at least one member shall have accounting or related financial management experience. Audit Committee members are elected for one year terms and may be reelected as long as desired by the Board of Directors.

PROCESSES:

     The Audit Committee shall meet at least four times each year. The Audit Committee may have in attendance all individuals it may deem necessary to provide information that will enable the committee to carry out its duties. The Audit Committee shall establish and maintain lines of communication between itself and the company's public accountants, internal auditors, financial management, and senior management. The Audit Committee shall report on its activities to the Board of Directors. The Audit Committee shall prepare for inclusion in the company's Proxy Statement, over the printed names of the audit committee members, a report that states whether
i) the Audit Committee reviewed and discussed the audited financial statements with management, ii) the Audit Committee discussed with the public accountants the matters required to be discussed by Statement on Auditing Standards Number 61, as may be modified or supplemented, which presently relate to the quality of the companies accounting principles, consistency of application and the clarity, consistency and completeness of financial statement information, iii) the Audit Committee has received the independence disclosure letter from the public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board
No. 1, Independence Discussions with Audit Committee), and iv) based on the review and discussions referred to in the foregoing subdivisions i),
ii) and iii) the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's
Annual Report on Form 10-K.

RESPONSIBILITIES:

     The Audit Committee performs its responsibilities through discussions and information reviews with the following primary groups:

     COMPANY MANAGEMENT: Company management is responsible for the preparation of the financial statements of the company. The Audit
Committee shall review and discuss the quality of the financial data to be provided to shareholders and other interested parties. This review shall include: (i) all significant changes to accounting policies, accruals, reserves, and estimates, (ii) all significant legal and regulatory issues of concern to the company, and (iii) management's assessment of the internal control system and actions taken as a result of audits performed by internal audit, the public accountants, and regulatory agencies.

     INDEPENDENT PUBLIC ACCOUNTANT: The public accountant is accountable to the Board of Directors through the Audit Committee. The Audit Committee is responsible for recommending selection to the Board of Directors for shareholder ratification, evaluating the work of, and replacing the public accountant. The Audit Committee shall review the scope and plan for the audit and evaluate the public accountant's performance. The Audit
Committee written statement delineating all relationships between the public accountant and the company and actively discussing any such relationship that may impact objectivity on independence. The Audit Committee shall discuss with the public accountant the accountant's judgement about the quality of the company's accounting principles. This discussion applies to interim reporting in addition to the annual statements. This discussion should include the consistency of application of those accounting principles and the clarity, consistency and completeness of financial information, as well as, significant estimates, judgements and unusual transactions. The Audit Committee shall inquire as to any restrictions or disagreements, and the resolution of each, that were faced by the public accountant in the performance of the audit. The Audit Committee shall discuss the public accountant's assessment of the company's system of internal control.

     COMPANY INTERNAL AUDIT: The selection or removal of the company's chief internal auditor shall require the concurrence of the Audit Committee. The Audit Committee shall review and evaluate the annual internal audit plan. The Audit Committee shall review the results of all internal audit activity and the adequacy of management's response to the audit results. The Audit Committee shall inquire as to any restrictions or disagreements, and the resolution of each, that were faced by internal audit in the performance of their plan. The Audit Committee shall review internal audit's assessment of the company's system of internal control.

     GENERAL: The Audit Committee shall arrange to meet with each of the above three groups separately at least once each year to assure full and open disclosure. The Audit Committee shall have the authority to conduct or authorize investigations and the use of outside assistance.

                           [FORM OF PROXY CARD]

                      PRESIDENTIAL LIFE CORPORATION
                            69 LYDECKER STREET
                          NYACK, NEW YORK  10960

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF PRESIDENTIAL LIFE CORPORATION.

         The undersigned hereby appoints Jules Kroll, Herbert Kurz and Lawrence Rivkin, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Presidential Life Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 24, 2000, or at any postponement, adjournment or adjournments thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present.

         This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND WILL GRANT THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.


COMPANY PROPOSAL NUMBER 1:         TO ELECT THE FOLLOWING NOMINEES TO THE
                                   BOARD OF DIRECTORS, EACH FOR A TERM OF
                                   ONE YEAR AND UNTIL THEIR RESPECTIVE
                                   SUCCESSORS ARE DULY ELECTED AND
                                   QUALIFIED:

                                   Peter A. Cohen, Jules Kroll, Herbert Kurz,
                                   Lawrence Rivkin, and Morton B. Silberman

    FOR all nominees        AGAINST all nominees      FOR all nominees except
                                                      the following nominee(s)
                                                      _____________________

COMPANY PROPOSAL NUMBER 2:      TO RATIFY THE BOARD OF DIRECTORS'
                                SELECTION OF DELOITTE & TOUCHE LLP AS THE
                                COMPANY'S INDEPENDENT AUDITORS FOR THE
                                FISCAL YEAR ENDING DECEMBER 31, 2000:

      FOR                 AGAINST                    ABSTAIN

         IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

         The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 19, 2000, and the Annual Report to Shareholders for the fiscal year ended December 31, 1999, and hereby revokes any proxy or proxies heretofore given. This proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


                                   Date: ___________________, 2000

                                   _____________________________

                                   _____________________________
                                   Signature of Shareholder or Authorized
                                   Representative


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized signatory.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2.